UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 16, 2017

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ResMed Inc. 2009 Incentive Award Plan

On November 16, 2017, US Pacific time, at the annual meeting of stockholders of ResMed, Inc., our stockholders approved an amendment and restatement to the ResMed Inc. 2009 Incentive Award Plan (the “2009 Plan”), which increased the number of shares of common stock reserved for issuance under the 2009 Plan by 7,392,471 shares, such that there would be 19,000,000 shares available for new grants, less grants made after June 30, 2017 and before stockholder approval of the amendment. The amendment imposed a maximum award amount which may be granted under the 2009 Plan to non-employee director in a calendar year, which when taken together with any other cash fees earned for services as a non-employee director during the calendar year, has a total value of $700,000, or $1,200,000 in the case of a non-employee director who is also serving as chairman of our board of directors. The amendment also increased the maximum amount payable pursuant to cash-denominated performance awards granted to any US Internal Revenue Code Section 162(m) “covered employee” in any calendar year from $3,000,000 to $5,000,000. In addition, the amendment extended the existing prohibition on the payment of dividends or dividend equivalents on unvested awards to apply to all awards, including time-based restricted stock, deferred stock and stock payment. The term of the 2009 Plan was extended by four years so that the plan expires on September 11, 2027. The amendment became effective September 11, 2017, the date of its adoption by our board of directors.

The foregoing summary description of the 2009 Plan is qualified in its entirety by reference to the actual terms of the 2009 Plan attached as Appendix B to our Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on September 25, 2017.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On November 16, 2017, US Pacific time, at our annual meeting of stockholders, our stockholders (1) elected the three nominees listed below to serve on our board of directors; (2) ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018; (3) approved an amendment and restatement to the ResMed Inc. 2009 Incentive Award Plan which, among other things: serves as approval for purposes of section 162(m) of the US Internal Revenue Code; sets a limit on director compensation; and increases the number of shares authorized for issue under the plan and increases the plan reserve by 7,392,471 shares; (4) approved the compensation of our named executive officers (“say-on-pay”); and (5) approved one year as the frequency for an advisory vote of future say-on-pay votes. Our board of directors has considered the voting results from the annual meeting and has determined to hold future advisory say-on-pay votes on an annual basis until the next required vote on the frequency of such advisory votes, or until our board of directors determines that a different frequency is in the best interests of ResMed Inc. and its stockholders.

	For	Against	Abstain	Broker Non-Votes
Item of Business No. 1: Elect the following three nominees to serve for three-year terms until our annual meeting of stockholders in 2020:
Michael Farrell	104,885,219	900,034	53,254	6,265,297
Karen Drexler	105,164,770	264,897	408,840	6,265,297
Jack Wareham	103,767,978	2,003,581	66,948	6,265,297

	For	Against	Abstain	Broker Non-Votes
Item No. 2: Ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.	110,774,610	1,181,820	147,374

	For	Against	Abstain	Broker Non-Votes
Item No. 3: Approve an amendment and restatement to the ResMed Inc. 2009 Incentive Award Plan which, among other things: serves as approval for purposes of section 162(m) of the US Internal Revenue Code; sets a limit on director compensation; and increases the number of shares authorized for issue under the plan and increases the plan reserve by 7,392,471 shares.	95,401,659	9,958,669	478,179	6,265,297

	For	Against	Abstain	Broker Non-Votes
Item No.4: Approve, on an advisory basis, the compensation of ResMed’s named executive officers.	95,241,342	6,471,937	4,125,228	6,265,297

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Item No. 5: Approve, on an advisory basis, the frequency of future say-on-pay votes.	95,353,312	75,366	9,875,708	534,121

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment and Restatement to the ResMed Inc. 2009 Incentive Award Plan (incorporated by reference to Appendix B of ResMed Inc.’s Proxy Statement filed with the Securities and Exchange Commission on September 25, 2017.)

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: November 17, 2017	By:	/s/ David Pendarvis
David Pendarvis
Chief administrative officer, global general counsel and secretary